Exhibit 10.2

EXECUTION VERSION

CLASS A CREDIT AGREEMENT

dated as of October 15, 2026

among

ABPCI PRIVATE FUNDING V LLC,

as Borrower,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS,

as Lenders,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Loan Agent

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Trustee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

Section 8.25	Lender Information	38

Section 8.26	Lender Consent	38

Section 8.27	USA PATRIOT Act	38

-iv-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX X – Definitions

EXHIBIT A – Form of Lender Note
EXHIBIT B – Form of Assignment and Assumption Agreement
EXHIBIT C – [Reserved]
EXHIBIT D – Confirmation of Registration
EXHIBIT E – Form of Borrowing Request

SCHEDULE 1 – Commitments, Availability and Percentages
SCHEDULE 2 – Lending Offices and Notice Data
SCHEDULE 3 – Payment Instructions for Lenders
SCHEDULE 4 – Loan Agent Wiring Instructions

-v-

CLASS A CREDIT AGREEMENT

THIS CLASS A CREDIT AGREEMENT (this “Agreement”), dated as of October 15, 2026, is entered into by and among ABPCI PRIVATE FUNDING V LLC, a Delaware limited liability company (the “Borrower”), VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS which are, or may become, parties hereto as Lenders, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but as Loan Agent (in such capacity, the “Loan Agent”) and as Collateral Trustee under the Indenture (in such capacity, the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Borrower is a limited liability company formed under the laws of the State of Delaware;

WHEREAS, the Borrower, as issuer, and the Collateral Trustee entered into the Indenture and Security Agreement, dated as of the Closing Date (as may be amended, modified and supplemented and in effect from time to time, the “Indenture”), pursuant to which the Borrower has authorized and issued or incurred, as applicable, the Debt (as defined in the Indenture);

WHEREAS, the Borrower wishes to borrow, on the Closing Date, from the Class A-T Lenders, and the Class A-T Lenders will lend to the Borrower, term loans maturing on the Payment Date in September 2035, in an aggregate principal amount of U.S.$195,000,000 (the “Class A-T Loans”), under and in accordance with the terms set forth in this Agreement, which loans will rank pari passu with the Class A-D Loans incurred hereunder and the Class A Notes issued under the Indenture;

WHEREAS, the Borrower wishes to borrow, up to two times during the Class A-D Commitment Period, from the Class A-D Lenders, and the Class A-D Lenders will lend to the Borrower, delayed draw loans on a term basis maturing on the Payment Date in September 2035, in an aggregate principal amount of up to U.S.$30,000,000 (the “Class A-D Loans” and, together with the Class A-T Loans, the “Loans”), under and in accordance with the terms set forth in this Agreement, which loans will rank pari passu with the Class A-T Loans incurred hereunder and the Class A Notes issued under the Indenture; and

WHEREAS, the Borrower has, under and in accordance with the terms of the Indenture, Granted (as defined in the Indenture) to the Collateral Trustee, for the benefit and security of the Lenders and the other Secured Parties (as defined in the Indenture) specified therein, as their respective interests may appear, all of its right, title and interest in and to all of the Assets.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby as of the Closing Date, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex X hereto (or, if not so defined, in the Indenture). The parties hereto acknowledge and agree that the Class A-T Loans made under this Agreement are the “Class A-T Loans” and the Class A-D Loans made under this Agreement are the “Class A-D Loans” referred to in the Indenture.

Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Transaction Document.

Section 1.3 Interpretation. With respect to all terms in this Agreement,

(a)	the singular includes the plural and the plural the singular;

(b)	words importing any gender include the other genders;

(c)	references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form;

(d)

references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement;

(e)	references to Persons include their permitted successors and assigns; and

(f)	the term “including” means “including without limitation.”

Section 1.4 Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5 Collateral Documents. References in this Agreement to the Indenture or any other Collateral Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction other than the State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.

Section 1.6 Conflict Between Transaction Documents. If there is any conflict between this Agreement and the Indenture or any other Transaction Document, this Agreement, the Indenture and such other Transaction Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control.

Section 1.7 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Transaction Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II

COMMITMENTS AND AVAILABILITY

Section 2.1 Commitments and Availability of Each Lender.

Section 2.1.1 Class A-T Commitments. (a) Subject to the terms and conditions of this Agreement, each Class A-T Lender severally and for itself alone agrees to make a Class A-T Loan to the Borrower in a principal amount equal to such Class A-T Lender’s Percentage of the Aggregate Class A-T Commitment.

(b) Each Class A-T Lender shall, on the Closing Date and subject to the terms and conditions hereof, severally, but not jointly, make a term Class A-T Loan to the Borrower (the payment of which may be made to the Collateral Trustee on behalf of the Borrower) for deposit (pursuant to the wiring instructions on Schedule 4 hereto) in a principal amount equal to such Class A-T Lender’s Percentage of the Aggregate Class A-T Commitment. The commitment of each Class A-T Lender to make Class A-T Loans under this Section 2.1.1(b) is herein referred to as its “Class A-T Commitment” and, together with its Percentage of the Aggregate Class A-T Commitment, is set forth in Schedule 1 hereto.

Section 2.1.2 Class A-D Commitments. (a) Subject to the terms and conditions of this Agreement, each Class A-D Lender severally and for itself alone agrees to make Class A-D Loans to the Borrower as requested by the Borrower up to two times during the Class A-D Commitment Period in an aggregate principal amount up to but not exceeding such Class A-D Lender’s Percentage of the Aggregate Class A-D Commitment.

(b) Each Class A-D Lender shall, on any Class A-D Funding Date and subject to the terms and conditions hereof, make one or more term Class A-D Loans to the Borrower (the payment of which may be made to the Collateral Trustee on behalf of the Borrower) for deposit (pursuant to the wiring instructions on Schedule 4 hereto) in a principal amount equal to such Class A-D Lender’s Percentage of the principal amount of the Class A-D Loan requested by the Borrower pursuant to the Borrowing Request for such Class A-D Funding Date. The amount of Class A-D Loans that the Borrower may request from each Class A-D Lender under this Section 2.1.2(b) is herein referred to as its “Class A-D Commitment” and, together with its Percentage of the Aggregate Class A-D Commitment, is set forth in Schedule 1 hereto.

Section 2.1.3 Each Loan shall be denominated in Dollars. Subject to the terms hereof, the Borrower may from time to time prepay the Loans in accordance with the Priority of Payments and in connection with a redemption of the Debt in accordance with Article IX of the Indenture; provided that the Borrower may not borrow or re-borrow any Loans after prepayment or repayment thereof.

Section 2.2 Fees. The Borrower shall pay fees to the Loan Agent in the amount specified in a separate fee schedule, for all services rendered by each hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Loan Agent or Collateral Trustee, as applicable, of an express trust), subject to and in accordance with the Indenture, including the Priority of Payments. Such fees shall constitute Administrative Expenses and shall be payable solely from available funds in accordance with the Priority of Payments (or in such other manner in which Administrative Expenses are payable under the Indenture).

ARTICLE III

LOANS AND LENDER NOTES

Section 3.1 Borrowing Procedure. Borrowings of Loans shall be made in accordance with this Section 3.1.

(a) Funding of the Class A-T Loans.

(i) Upon receipt of confirmation from the Borrower (or its counsel on its behalf) that the conditions set forth in Section 4.1 have been satisfied, each Class A-T Lender shall make available its pro rata share (based on such Class A-T Lender’s Percentage) of the Aggregate Class A-T Commitments in the manner provided below. All such amounts shall be made available in Dollars, and in immediately available funds to the Collateral Trustee in accordance with the Borrowing Request for deposit pursuant to the Indenture.

(ii) Nothing herein shall be deemed to relieve any Class A-T Lender from its obligation to fulfill its Class A-T Commitments and other commitments hereunder or to prejudice any rights which the Borrower may have against any Class A-T Lender as a result of any default by such Class A-T Lender hereunder.

(b) Funding of the Class A-D Loans.

(i) With respect to any Class A-D Loans, on up to two Business Days during the Class A-D Commitment Period, the Borrower, in its sole discretion, may request Class A-D Loans in accordance with and subject to the terms and conditions of this Agreement and the Indenture. The aggregate amount of Class A-D Loans Outstanding (to the extent permitted hereunder) shall not exceed the Aggregate Class A-D Commitment.

(ii) On each Class A-D Funding Date, so long as an Event of Default is not then continuing, upon receipt of confirmation from the Borrower (or its counsel on its behalf) that the conditions set forth in Section 4.1 have been satisfied, each Class A-D Lender shall fund the amount of its Class A-D Commitment requested by the Borrower in the related Borrowing Request via wire transfer in immediately available funds to the Principal Collection Subaccount. For the avoidance of doubt, once the Aggregate Class A-D Commitment has been funded in full, (A) the Class A-D Commitment shall reduce to zero and be terminated, (B) the Class A-D Commitment Period shall terminate, (C) the Class A-D Lenders shall not be required to make any further Class A-D Loans and (D) amounts prepaid or repaid in respect of the Class A-D Loans may not be reborrowed.

(iii) Notwithstanding anything to the contrary contained herein and in the Indenture, the amount of any Class A-D Loan shall be in a minimum amount of U.S.$5,000,000 or any integral multiple of U.S. $1 in excess thereof (or the remaining available amount of the unfunded portion of the Class A-D Commitment if such remaining amount is less than U.S.$5,000,000).

(iv) To request a Class A-D Loan, the Borrower (or the Collateral Manager on behalf of the Borrower) shall submit a Borrowing Request to the Loan Agent (who shall forward such Borrowing Request to the applicable Class A-D Lenders) and the Collateral Trustee by not later than 3:00 p.m., New York time, two Business Days prior to the Class A-D Funding Date. Each such Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify: (A) the aggregate amount of the requested Class A-D Loan; (B) the applicable Class A-D Funding Date; and (C) the Aggregate Outstanding Amount of the Class A-D Loans both before and after giving effect to such Class A-D Loan.

(v) Subject to the terms and conditions set forth herein and in the Indenture, each Class A-D Lender shall fund its Percentage of such Class A-D Loan requested by the Borrower (or the Collateral Manager on behalf of the Borrower) hereunder by wire transfer of immediately available funds by 10:00 a.m., New York time, on the Class A-D Funding Date, to a specified Account under the Indenture, as specified in the related Borrowing Request

(vi) After the termination of the Class A-D Commitment Period (or, if earlier, the date on which an Event of Default under the Indenture has occurred or the date on which the Class A-D Loans are optionally repaid by the Borrower pursuant to Article IX of the Indenture), the Class A-D Commitment shall reduce to zero and be terminated and no other Class A-D Loans shall be permitted. Any termination of the Class A-D Commitment shall be permanent.

(vii) After each Class A-D Funding Date, so long as the Class A-D Lenders fund any Class A-D Loan made pursuant to clauses (iv) and (v) above, the Class A-D Commitment shall be automatically reduced by the amount of such Class A-D Loan.

(viii) Notwithstanding anything contained herein to the contrary, no more than two Class A-D Loan Funding Dates with respect to the Class A-D Loans may occur.

Section 3.2 Lender Notes.

(a) On the Loan Date to the extent requested by any Lender, the Borrower shall (i) sign a Lender Note in the name of such Lender in a maximum principal amount equal to (x) in the case of the Class A-T Loans, such Lender’s Percentage of the Aggregate Class A-T Commitments and (y) in the case of any Class A-D Loan, the Outstanding Amount of such Class A-D Loan, which such Lender Notes shall be dated the Loan Date and substantially in the form of Exhibit A (a “Lender Note”) and (ii) deliver such Lender Note to such Lender (with a copy to the Loan Agent). If requested by any Lender, the Borrower shall obtain a CUSIP or other loan identification number that is customary for the nature of the Loans made hereunder. To the extent any Lender does not elect to receive a Lender Note, the Registrar shall, upon instruction of the Borrower, deliver to such Lender a Confirmation of Registration in the form of Exhibit D hereto.

(b) The Borrower hereby irrevocably authorizes the Loan Agent to make (or cause to be made) appropriate notations on its internal records, which notations shall evidence, inter alia, the date of, the Aggregate Outstanding Amount of, and the Interest Rate applicable to, the Loans evidenced thereby. The notations on such internal records indicating the Aggregate Outstanding Amount of the Loans made by such Lender shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount, or any error therein, shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Lender Note to make payment of principal of or interest on such Loans when due. At any time (including to replace any Lender Note that has been destroyed or lost) when any Lender requests the delivery of a new Lender Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the Lender Note in the appropriate amount or amounts to evidence such Loans; provided, for the avoidance of doubt, that, other than in the case of a substitute or replacement Lender Note to replace a Lender Note that has been destroyed or lost, only one Lender Note shall be issued to any Lender and the Loan Agent shall not deliver a new Lender Note to any requesting Lender until such Lender surrenders the Lender Note currently held by such Lender; provided, further, that, in the case of a substitute or replacement Lender Note, the Borrower and the Loan Agent shall have received from such requesting Lender (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Lender Note and (ii) there is delivered to the Borrower, the Loan Agent, the Collateral Trustee and the Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Borrower, the Loan Agent, the Collateral Trustee and/or such Transfer Agent that such Lender Note has been acquired by a “protected purchaser” (within the meaning of Section 8-303 of the UCC), the Borrower shall execute and, upon receipt of such executed Lender Note, the Collateral Trustee shall deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Lender Note, the new Lender Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its issuance, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Lender Note; provided, further, that, in connection with the Stated Maturity or Redemption Date of the Loans, each Lender shall surrender the Lender Notes to the Loan Agent for payment of the Redemption Price or final payment of principal of such Loans in accordance with the Priority of Payments. Such surrender shall occur either at the address specified herein for the Loan Agent or, with respect to any Redemption Date, in accordance with the redemption notice delivered pursuant to Section 9.4 of the Indenture.

If, after delivery of such new Lender Note, a protected purchaser of the predecessor Lender Note presents for payment, transfer or exchange such predecessor Lender Note, the Borrower, the Collateral Trustee, the Loan Agent and such Transfer Agent shall be entitled to recover such new Lender Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Borrower, the Collateral Trustee, the Loan Agent and such Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Lender Note has become due and payable, the Borrower in its discretion may, instead of issuing a new Lender Note pay such Lender Note without requiring surrender thereof except that any mutilated or defaced Lender Note shall be surrendered.

Upon the issuance of any new Note under this Section 3.2, the Borrower may require the payment by the Lender thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee and the Loan Agent) connected therewith.

All Lender Notes surrendered for payment, registration of transfer, conversion, exchange or redemption, or mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Loan Agent and may not be reissued or resold. No Lender Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange, conversion or redemption, or for replacement in connection with any Lender Note mutilated, defaced or deemed lost or stolen. Any such Lender Note shall, if surrendered to any Person other than the Loan Agent, be delivered to the Loan Agent. All canceled Lender Notes held by the Loan Agent shall be destroyed or held by the Loan Agent in accordance with its standard retention policy unless the Borrower shall direct by a Borrower Order received prior to destruction that they be returned to it.

The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Lender Notes.

Section 3.3 Principal Payments.

(a) Repayments and Prepayments. The Borrower shall make payments of unpaid principal of each Loan on each Payment Date to the extent provided in the Priority of Payments.

(b) Application. Each repayment and prepayment of a Loan shall be subject to the terms of the Indenture (including the subordination provisions set forth in Section 13.1 thereof and the Priority of Payments set forth in Section 11.1(a) thereof) and the requirement to pay Lenders on a pro rata basis as set forth in Section 8.6. Without limiting the generality of the foregoing, the Loans shall comprise and be a part of the Class A Debt and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A Debt, and shall have the rights afforded in the Indenture to the Class A Debt (to the extent of the component thereof consisting of the Loans).

(c) Mandatory Prepayment. The Loans are subject to prepayment in connection with a Mandatory Redemption as set forth in Section 9.1 of the Indenture (a “Mandatory Prepayment”).

(d) [Reserved].

(e) Optional Prepayment. The Loans are subject to prepayment in connection with an Optional Redemption as set forth in Section 9.2 of the Indenture or a Tax Redemption as set forth in Section 9.3 of the Indenture.

(f) Prepayment in Connection with Special Redemption of Notes. The Loans are subject to prepayment in connection with a Special Redemption as set forth in Section 9.6 of the Indenture.

Section 3.4 Interest.

(a) Interest Rules and Calculations. Interest on each Loan shall be payable in respect of each Loan, on each Payment Date and on any date of prepayment or repayment of such Loan, commencing on the first Payment Date following the Loan Date in accordance with the terms of the Indenture (including the subordination provisions set forth in Section 13.1 thereof and the Priority of Payments set forth in Section 11.1(a) thereof). For each Loan, interest shall accrue in accordance with Section 2.7 of the Indenture.

(b) Interest due and payable shall be determined in accordance with Section 2.7 of the Indenture.

(c) The Borrower shall make (or cause to be made) all payments of interest to the Loan Agent for the account of each Lender in accordance with Section 3.5.

(d) The Lenders hereby consent to the Borrower’ appointment of the Collateral Administrator to serve as Calculation Agent under the Indenture. All computations of interest due shall be made by the Calculation Agent in accordance with Section 8.7 hereof and subject to and in accordance with Section 7.16 of the Indenture. The Borrower hereby agrees that for so long as any Loans remain Outstanding, there will at all times be a Calculation Agent appointed under the Indenture to calculate SOFR (or after the designation of a Fallback Rate, such Fallback Rate) in respect of the Debt.

(e) In no event shall the rate of interest applicable to any Loan exceed the maximum rate permitted by applicable law.

(f) Upon an assignment of Loans pursuant to Section 8.4, unless otherwise directed by the assignor Lender, the assigned Loans shall trade without accrued interest and the Loan Agent shall, in accordance with the Priority of Payments on the Payment Date immediately succeeding the date of assignment, disburse to (x) the assignor Lender, the interest accrued on such assigned Loan from and including the previous Payment Date (or, in the case of the first Interest Accrual Period, the Closing Date) to but excluding such date of assignment and (y) the assignee Lender, the interest accrued on such assigned Loan from and including such date of assignment to but excluding such Payment Date.

Section 3.5 Method and Place of Payment. To the extent funds are available pursuant to the Priority of Payments, all payments by the Borrower of principal and interest in respect of Loans hereunder and all fees and all other Loans hereunder shall be made in accordance with Sections 2.7 and 11.1 of the Indenture. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Loan Agent for the ratable (based on their applicable Percentages) account of the Lenders entitled thereto (which funds, if delivered to the Loan Agent, the Loan Agent shall promptly forward to such Lenders), on the date when due and shall be made in immediately available funds to the account with the wire instructions specified in Schedule 3 (or in the Assignment Agreement, as applicable). For the avoidance of doubt, all payments by the Borrower of principal and interest in respect of Loans, or any other amounts owed to a Lender hereunder, payable on a Payment Date shall be made to, subject to Section 3.4(f), the Lender of record as of the corresponding Record Date.

Section 3.6 Subordination.

(a) Incorporation of Subordination Provisions of the Indenture. All Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Section 13.1 of the Indenture. Article XIII of the Indenture shall be binding upon each Lender as though such sections (and the corresponding defined terms) had been set forth herein in their entirety.

(b) Each Lender hereby acknowledges and agrees that all of its Loans are subject to the terms and conditions of this Agreement and the Indenture and shall be paid solely to the extent of available funds in accordance with the Priority of Payments. Each Lender hereby agrees and acknowledges that its right to payment shall be subordinate and junior to certain other payment obligations senior in right of payment as provided in the Priority of Payments (collectively, the “Senior Items”). In the event that, notwithstanding the provisions of this Agreement and the Indenture, any Lender shall have received any payment or distribution in respect of its Loans contrary to the provisions of the Indenture or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash or, to the extent each recipient of such Senior Item consents, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same in respect of the Senior Items in accordance with the Indenture; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of the Indenture. Each Lender agrees with all recipients of Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Loans in violation of the provisions of the Indenture. Nothing in this Section 3.6(b) shall affect the obligation of the Borrower to pay the Lenders hereunder.

(c) Loan Agent Entitled to Assume Payment Not Prohibited in Absence of Notice. The Loan Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by such Loan Agent unless and until such Loan Agent has actual knowledge thereof or unless and until such Loan Agent shall have received and accepted (in its role as Loan Agent) written notice thereof from the Borrower (in the form of an Officer’s Certificate reasonably satisfactory to such Loan Agent) or Persons representing themselves to be other holders of obligations payable hereunder or under any Transaction Document by the Borrower, and, prior to the receipt of any such written notice, such Loan Agent, subject to the provisions of this Agreement, shall be entitled in all respects conclusively to assume that no such fact exists, and such Loan Agent shall have no liability hereunder for any payment made, or action taken, by it without such knowledge or notice.

Section 3.7 Conversion. The Lenders may not convert or exchange any portion of the Loans into Notes and Notes may not be converted into Loans.

Section 3.8 Additional Loans.

(a) On any Business Day, the Borrower may, in accordance with Section 2.13 of the Indenture and in connection with an additional issuance pursuant thereto, incur additional Class A-T Loans hereunder (any such Loans, “Additional Class A-T Loans”). The incurrence of Additional Class A-T Loans under this Agreement shall be subject to (i) satisfaction of the conditions set forth in Section 2.13 of the Indenture and (ii) the execution and delivery of an amendment to this Agreement in accordance with Section 8.12 that reflects the incurrence of such Additional Class A-T Loans and the terms thereof, which amendment will be acknowledged by the Loan Agent and the Collateral Trustee. If a Person that was not previously a party to this Agreement extends any such Additional Class A-T Loan, it will be required to be made a party to this Agreement by executing such amendment and adding such Person as a Class A-T Lender.

(b) On any Business Day during the Reinvestment Period and upon satisfaction of the conditions to such incurrence set forth in Section 2.13 of the Indenture, the Borrower may increase the Class A-D Commitments hereunder (each an “Additional Class A-D Commitment”). The existing Class A-D Lenders shall have the first opportunity to subscribe to each Additional Class A-D Commitment in such amounts as are necessary to preserve (as closely as reasonably practicable taking into consideration minimum denomination requirements) their Pro Rata Share of Class A-D Loans or, if they decline, additional Persons (each an “Additional Class A-D Lender”) may, subject to the provisions of this Agreement and the Indenture, deliver a signature page and become Class A-D Lenders for all purposes hereunder. Any Additional Class A-D Commitments increased pursuant to this Section 3.8(b) shall constitute Class A-D Commitments for all purposes hereunder and under the Indenture and shall be subject to the terms of this Agreement and the Indenture as if such Additional Class A-D Commitments had been made on the Closing Date. Any additional Class A-D Loans shall otherwise be identical to those of the initial Class A-D Loans (except that the interest due on the additional Class A-D Loans will accrue from the issue date of such additional Class A-D Loans). Interest on the additional Class A-D Loans will be payable commencing on the first applicable Payment Date following the issue date of such additional Class A-D Loans. The additional Class A-D Loans will rank pari passu in all respects with the initial Loans of such Class.

Section 3.9 [Reserved].

Section 3.10 Class A-D Commitment Fee.

(a) The Class A-D Commitment Fee shall accrue on the Aggregate Undrawn Amount of the Class A-D Loans for each day during each Interest Accrual Period from and including the Closing Date until the date that the Aggregate Undrawn Amount of the Class A-D Commitments is reduced to zero and the Borrower is not permitted hereunder to request any further Class A-D Loans. The Class A-D Commitment Fee shall be payable quarterly in arrears on each Payment Date as and to the extent provided in Section 11.1 of the Indenture and shall rank pari passu with the payment of interest on the Class A Loans. The Class A-D Commitment Fee shall be computed on the basis of a 360-day year and the actual number of days elapsed during the applicable Interest Accrual Period.

(b) Any Class A-D Commitment Fees accrued but not paid on prior Payment Dates shall accrue interest at the rate then applicable to the Class A-D Loans (or if there are no Class A-D Loans then outstanding, the rate that would be then applicable to the Class A-D Loans if there were any Class A-D Loans then outstanding).

(c) All fees set forth in this Section 3.10 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Class A-D Lenders regardless of whether any Class A-D Loans are actually made.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.1 Loan Date. The obligations of the Lenders to make Loans on the Loan Date shall not become effective until the date on which all conditions precedent to the issuance of the Notes set forth in Section 3.1 of the Indenture have been satisfied.

Section 4.2 Conditions to Each Class A-D Loan. The obligation of each Class A-D Lender to make a Class A-D Loan to the Borrower pursuant to this Agreement is subject to the satisfaction of the following conditions:

(a) the Loan Agent shall have received a Borrowing Request given in accordance with this Agreement;

(b) (A) such Class A-D Loan, together with the aggregate principal amount of all other outstanding Class A-D Loans, shall not exceed the aggregate amount of Class A-D Commitments of all Class A-D Lenders and (B) for each Class A-D Lender, its Pro Rata Share of such Class A-D Loan shall not exceed the undrawn amount under such Class A-D Lender’s Class A-D Commitment;

(c) the proceeds of such Class A-D Loan shall be used to fund the purchase of Collateral Obligations and as otherwise provided in the Indenture;

(d) the amount of each Class A-D Loan shall be at least $5,000,000 and no more than two Class A-D Loan shall have occurred prior to such Class A-D Funding Date;

(e) immediately after giving effect to such Class A-D Loan, no Default or Event of Default shall have occurred and be continuing;

(f) immediately after giving effect to such Class A-D Loan, (A) each Coverage Test, Collateral Quality Test and Concentration Limitation will be satisfied (or if not satisfied, maintained or improved) and (B) the Senior Advance Rate will be less than or equal to the Maximum Senior Advance Rate;

(g) as determined by the Collateral Manager in its sole discretion, no material adverse change in the business, Assets, operations or financial condition of the Borrower or in the value or collectability of the Assets taken as a whole shall have occurred and be continuing; and

(h) the Rating Agency’s rating of the Class A-D Loans has not been downgraded or withdrawn.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 5.1 Payment of Principal and Interest. The Borrower shall duly and punctually pay the principal of and interest on the Debt, in accordance with the terms of this Agreement and the Indenture pursuant to the Priority of Payments.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Lender shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.

Section 5.2 Maintenance of Office or Agency. The Borrower hereby appoints the Bank as the Loan Agent and appoints the Collateral Trustee as a paying agent for payments on the Loans and the Loan Agent to maintain the register as set forth in Section 8.16. The Borrower hereby appoints Corporation Service Company (CSC) as its agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby in the Borough of Manhattan, the City of New York.

The Borrower may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Borrower will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrower in respect of the Notes, the Loans and this Agreement may be served. The Borrower shall give prompt written notice to the Collateral Trustee, the Loan Agent, the Rating Agency (so long as it is rating any Loans) and the Lenders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Borrower shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Collateral Trustee or the Loan Agent with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Borrower by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Borrower at its address specified in Section 14.3 of the Indenture for notices.

Section 5.3 Money for Loan Payments. All payments of amounts due and payable with respect to any Loans that are to be made from amounts withdrawn by the Collateral Trustee from the Payment Account shall be made on behalf of the Borrower by the Collateral Trustee with respect to payments on the Loans.

Section 5.4 Existence of Borrower. The Borrower shall comply with the provisions of Section 7.4 of the Indenture with respect to the existence of the Borrower and the provisions of Section 7.4 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.5 Protection of Assets. The Borrower shall comply with (and the Borrower shall cause the Collateral Manager to comply with) the provisions of Section 7.5 of the Indenture with respect to the protection of the Assets and the provisions of Section 7.5 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.6 Opinions as to Assets. The Borrower shall comply with the provisions of Section 7.6 of the Indenture with respect to the opinions as to the Assets and the provisions of Section 7.6 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.7 Performance of Obligations. The Borrower shall comply with the provisions of Section 7.7 of the Indenture with respect to the performance of obligations and the provisions of Section 7.7 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.8 Negative Covenants. The Borrower shall, from the Closing Date through the date on which no Loans are Outstanding, comply with its obligations under Article VII of the Indenture, including by not taking any action prohibited by Section 7.8 of the Indenture.

Section 5.9 Statement as to Compliance. The Borrower shall comply with the provisions of Section 7.9 of the Indenture with respect to statements as to compliance and the provisions of Section 7.9 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.10 Successor Substituted. The Borrower shall comply with the provisions of Section 7.11 of the Indenture with respect to substitution of successors and the provisions of Section 7.11 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.11 No Other Business. The Borrower shall comply with the provisions of Section 7.12 of the Indenture with respect to the business of the Borrower and the provisions of Section 7.12 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.12 Annual Rating Review. The Borrower shall comply with the provisions of Section 7.14 of the Indenture with respect to (i) the annual rating review of the Debt as set forth in clause (a) thereof and (ii) the annual review of Collateral Obligations and middle market loans as set forth in clause (b) thereof, and the provisions of Section 7.14 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.13 Calculation Agent. The Borrower shall comply with the provisions of Section 7.16 of the Indenture with respect to the Calculation Agent and the provisions of Section 7.16 of the Indenture are incorporated by reference mutatis mutandis.

Section 5.14 Certain Tax Matters. The Borrower shall be required to comply with the provisions of Section 7.17 of the Indenture with respect to certain tax matters and the provisions of Section 7.17 of the Indenture are hereby incorporated by reference mutatis mutandis.

Section 5.15 Representations Relating to Security Interests in the Assets. (a) The Borrower hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated by the Borrower on each date on which an Asset is Granted by it to the Collateral Trustee under the Indenture):

(i) The Borrower owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, the Indenture other than Permitted Liens.

(ii) Other than the security interest Granted to the Collateral Trustee pursuant to the Indenture, except as permitted by the Indenture, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Borrower has not authorized the filing of and is not aware of any Financing Statements against it that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Collateral Trustee under the Indenture or that has been terminated. The Borrower is not aware of any judgment, PBGC liens or tax lien filings against it.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts of the Borrower constitute “securities accounts” under Section 8-501(a) of the UCC.

(v) The Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in the Indenture), and is enforceable as such against creditors of and purchasers from the Borrower.

(b) The Borrower hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated by the Borrower on each date on which an Asset is Granted by it to the Collateral Trustee under the Indenture), with respect to Assets that constitute Instruments:

(i) Either (x) the Borrower has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments Granted to the Collateral Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Trustee or the Borrower has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Collateral Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(ii) The Borrower has received all consents and approvals required by the terms of the Assets to the pledge under the Indenture to the Collateral Trustee of its interest and rights in such Assets.

(c) The Borrower hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of the Indenture and be deemed to be repeated by the Borrower on each date on which an Asset is Granted by it to the Collateral Trustee under the Indenture), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Borrower has received all consents and approvals required by the terms of the Assets to the pledge under the Indenture to the Collateral Trustee of its interest and rights in such Assets.

(iii) (x) The Borrower has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Collateral Trustee, for the benefit and security of the Secured Parties, under the Indenture and (y) (A) the Borrower has delivered to the Collateral Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Collateral Trustee relating to the Accounts of the Borrower without further consent by the Borrower or (B) the Borrower has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the person having a security entitlement against the Custodian in each of the Accounts of the Borrower.

(iv) The Account of the Borrower is not in the name of any person other than the Borrower or the Collateral Trustee. The Borrower has not consented to the Custodian to comply with the entitlement order of any Person other than the Collateral Trustee (and the Borrower prior to a notice of exclusive control being provided by the Collateral Trustee).

(d) The Borrower hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated by the Borrower on each date on which an Asset is Granted by it to the Collateral Trustee under the Indenture), with respect to Assets that constitute general intangibles:

(i) The Borrower has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Collateral Trustee, for the benefit and security of the Secured Parties, under the Indenture.

(ii) The Borrower has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in such Assets.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Default and Events of Default. “Default” or “Event of Default,” wherever used herein, means any Default or Event of Default, respectively, under the Indenture.

Section 6.2 Acceleration. Upon the occurrence of an Event of Default and the acceleration of the Borrower’ obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Loans, shall automatically become immediately due and payable by the Borrower hereunder without any declaration or other act on the part of the Collateral Trustee or any Lender, subject to and in accordance with the applicable provisions of the Indenture; provided that upon the rescission or annulment of an acceleration under the Indenture in accordance with the terms of Section 5.2 thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however, that, no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3 Remedies. Remedies for an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture. Each of the Lenders agrees and acknowledges that the remedies for an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture and other Transaction Documents.

ARTICLE VII

THE LOAN AGENT

Section 7.1 Appointment. The Lenders hereby designate the Bank to act as Loan Agent as specified herein. By becoming a party to this Agreement, each Lender hereby irrevocably authorizes the Loan Agent to take such action under the provisions of this Agreement, the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Loan Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Loan Agent may perform any of its duties hereunder or under the other Transaction Documents by or through its officers, directors, agents, employees or affiliates. For the avoidance of doubt, the Loan Agent hereby agrees to forward or make available any notices that it receives to the appropriate parties so required by the Indenture and this Agreement, respectively.

Section 7.2 Nature of Duties. The Loan Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Collateral Documents. None of the Loan Agent or any of its respective officers, directors, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Transaction Document or in connection herewith or therewith, unless caused by its or their gross negligence, willful misconduct or bad faith. The duties of the Loan Agent shall be mechanical and administrative in nature; the Loan Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Loan Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein or therein.

Section 7.3 Lack of Reliance on the Loan Agent. Independently and without reliance upon the Loan Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement and the other Transaction Documents, the Loan Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Loan Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the satisfaction of any of the conditions precedent set forth in Article IV or the financial condition of the Borrower or the existence or possible existence of any Default.

Section 7.4 Certain Rights of the Loan Agent. (a) The Loan Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Without limiting the provisions hereof, the Loan Agent shall be entitled to the rights, benefits, immunities, indemnities and protections of the Collateral Trustee as set forth in Article VI of the Indenture as if such rights, benefits, immunities, indemnities and protections were fully set forth herein; provided that such rights, protections, immunities, indemnities and benefits shall be in addition to any rights, protections and benefits afforded to the Loan Agent under this Agreement; provided, further, that the foregoing shall not be construed to impose upon the Loan Agent any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Collateral Trustee. Any request or direction of the Borrower mentioned herein may be sufficiently evidenced by a Borrower Order.

(b) Whenever in the administration of this Agreement or the Indenture the Loan Agent shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Borrower Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Loan Agent may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents.

(c) As a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

(d) The Loan Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any Lenders pursuant to this Agreement and the Indenture, unless such Lenders shall have offered to the Loan Agent security or indemnity reasonably satisfactory to the Loan Agent against the costs, expenses (including reasonable fees and expenses of agents, experts and attorneys) and liabilities which might reasonably be incurred by it in compliance with such request or direction. The Loan Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority of the Lenders (or such other percentage of the Lenders expressly specified in this Agreement or such Transaction Document with respect to a particular matter) given in accordance with this Agreement or any other Transaction Document and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(e) The Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document, but the Loan Agent, in its discretion, may, and upon the written direction of a Majority of the Lenders or of the Rating Agency (so long as it is rating any Loans) shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense (including the reasonable fees and expenses of agents and counsel) and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Loan Agent shall be entitled, on reasonable prior notice to the Borrower and the Collateral Manager, to examine the books and records relating to the Loans, the Notes and the Assets, personally or by agent or attorney, during the Borrower’s or the Collateral Manager’s normal business hours; provided that the Loan Agent shall, and shall cause their respective agents to, hold in confidence all such information, except (A) to the extent disclosure may be required by law or by any regulatory, administrative or Governmental Body, (B) as otherwise required pursuant to this Agreement or (C) to the extent that the Loan Agent, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Loan Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Indenture.

(f) The Loan Agent may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Loan Agent shall not be responsible for any misconduct or negligence on the part of any such agent appointed or attorney appointed with due care.

(g) The Loan Agent shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager.

(h) Any permissive rights of the Loan Agent to take or refrain from taking actions enumerated in this Agreement or the Indenture shall not be construed as a duty and the Loan Agent shall not be answerable for other than their respective gross negligence, willful misconduct or bad faith.

(i) Nothing herein shall be construed to impose an obligation on the part of the Loan Agent to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Borrower or Collateral Manager (unless and except to the extent otherwise expressly set forth herein) and all calculations made by the Loan Agent in its role hereunder shall (in the absence of manifest error) be final and binding on all parties.

(j) The Loan Agent shall not be liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent (other than itself in such capacities) and without limiting the foregoing, the Loan Agent shall not be under any obligation to monitor, evaluate, or verify compliance by the Collateral Manager with the terms hereof or of the Indenture or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Loan Agent from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets.

(k) To the extent permitted by applicable law, the Loan Agent shall not be required to give any bond or surety in respect of the execution of this Agreement or the Indenture or otherwise.

(l) In making or disposing of any investment permitted by this Agreement or the Indenture, the Loan Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a sub-agent of the Loan Agent or for any third Person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments under the Indenture.

(m) The Loan Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services).

(n) No provision of this Agreement or any other Transaction Document shall require the Loan Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including mailing of notices under this Agreement.

(o) To the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference to GAAP, the Loan Agent shall be entitled to request and receive (and conclusively rely upon) instruction from the Borrower or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance.

(p) The Loan Agent or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Loan Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under the Indenture or this Agreement.

(q) The Loan Agent shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by a Responsible Officer at the Corporate Trust Office and such notice references the Loans generally, the Borrower or this Agreement. Whenever reference is made in this Agreement to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Loan Agent is concerned, be construed to refer only to a Default or an Event of Default of which the Loan Agent is deemed to have knowledge in accordance with this paragraph.

(r) The Loan Agent shall have no liability for the acts or omissions of the Collateral Manager, the Collateral Administrator, the Borrower, any Paying Agent (if such Person is not the Loan Agent) or any Authenticating Agent (if such Person is not the Loan Agent) appointed under or pursuant to this Agreement or the other Transaction Documents.

(s) The Loan Agent shall not be liable for any error of judgment made in good faith by the Loan Agent, unless it shall be proven that the Loan Agent was grossly negligent in ascertaining the pertinent facts.

(t) The Loan Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Borrower, the Lenders or the Collateral Manager.

(u) To help fight the funding of terrorism and money laundering activities, the Loan Agent shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Loan Agent. The Loan Agent shall ask for the name, address, tax identification number and other information that shall allow the Loan Agent to identify the individual or entity who is establishing the relationship or opening the account. The Loan Agent may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

(v) Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, the Loan Agent shall not be under a duty or obligation in connection with the acquisition or Grant by the Borrower to the Collateral Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets.

Section 7.5 Not Responsible for Recitals, Incurrence of Loans or Issuance of Notes. The recitals contained herein, shall be taken as the statements of the Borrower and the Loan Agent assume no responsibility for their correctness. The Loan Agent makes no representation as to the validity or sufficiency of this Agreement or the Indenture (except as may be made with respect to the validity of the Loan Agent obligations hereunder), the Assets, the Loans or the Notes. The Loan Agent shall not be accountable for the use or application by the Borrower of the Loans or the Notes or the proceeds thereof or any amounts paid to the Borrower pursuant to the provisions hereof.

Section 7.6 May Hold Loans or Notes. The Loan Agent or any other agent of the Borrower, in their individual or any other capacities, may become the owner or pledgee of a Loan or a Note and may otherwise deal with the Borrower or any of their Affiliates with the same rights it would have if it were not an agent.

Section 7.7 Holders of Lender Notes; Transferee of Assignment Agreement. (a) The Loan Agent may deem and treat the Person in whose name such Loan is registered on the Register as described in Section 8.16 as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Loan Agent and the requirements set forth in Section 8.16 have been satisfied. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Lender Note (or the registered Holder of a Loan in the form of a Confirmation of Registration) shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Lender Note (or Confirmation of Registration) or of any Lender Note or Lender Notes (or Confirmation of Registration).

(b) The Loan Agent may deem and treat the transferee of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b) whose name is recorded in the Register as set forth in Section 8.16 as a Lender under this Agreement with all of the same rights and obligations as a Holder of a Lender Note, whether or not such Lender requests a Lender Note pursuant to Section 3.2, for all purposes hereof unless and until the Loan Agent receives and accepts a subsequent Assignment Agreement properly executed and delivered pursuant to Section 8.4(b).

Section 7.8 Compensation and Reimbursement. (a) The Borrower agrees:

(i) to pay each of the Loan Agent and the Collateral Trustee on each Payment Date, in accordance with the Priority of Payments, reasonable compensation for all services rendered by it hereunder as set forth in Section 2.2 hereof;

(ii) except as otherwise expressly provided herein and subject to the Priority of Payments, to reimburse the Loan Agent (subject to any written agreement between the Borrower and the Loan Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Loan Agent pursuant to this Agreement or the Indenture, except any such expense, disbursement or advance as may be attributable to the Loan Agent’s gross negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Loan Agent’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager in writing; and

(iii) to indemnify the Loan Agent and its respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable fees and expenses of agents and attorneys) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with acting or serving as the Loan Agent hereunder, including the costs and expenses of defending themselves (including reasonable fees and costs of agents and attorneys) against any claim (whether brought by or involving the Borrower or any third party) or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder and any other agreement or instrument related hereto and of enforcing this Agreement and any indemnification rights hereunder.

This Section 7.8 shall survive the termination of this Agreement or the removal or resignation of the Loan Agent.

(b) The Loan Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment to the Loan Agent of any amounts provided by this Section 7.8 until at least one year and one day, or, if longer, the applicable preference period then in effect, plus one day, after the payment in full of all Debt issued under the Indenture and incurred under this Agreement. Nothing in this Section 7.8 shall preclude, or be deemed to stop, the Loan Agent (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Loan Agent, or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding. This Section 7.8(b) shall survive the termination of this Agreement or the removal or resignation of the Loan Agent.

(c) The Loan Agent acknowledges that all payments payable to it under this Agreement shall be subject to the Priority of Payments in the Indenture and payable as Administrative Expenses. If, on any date when any amount shall be payable to the Loan Agent pursuant to this Agreement, insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available. Following realization of the Assets and distribution of proceeds in the manner provided in the Priority of Payments in the Indenture, any obligations of the Borrower and any claims of the Loan Agent against the Borrower shall be extinguished and shall not thereafter revive. This Section 7.8(c) shall survive the termination of this Agreement or the removal or resignation or the Loan Agent.

(d) In no event shall the Loan Agent be liable for special, indirect, punitive or consequential loss or damage (including but not limited to lost profits or diminution in value) even if the Loan Agent has been advised of the likelihood of such damages and regardless of the form of action.

(e) The Borrower’s payment obligations to the Loan Agent under this Section 7.8 shall be secured by the lien of the Indenture, and shall survive the termination of this Agreement, and the resignation or removal of the Loan Agent, as applicable. When the Loan Agent incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(d) or Section 5.1(e) of the Indenture, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 7.9 Agent Required; Eligibility. There shall at all times be a Loan Agent hereunder which shall be organizations or entities organized and doing business under the laws of the United States of America or of any state thereof, each having a combined capital and surplus of at least $200,000,000 and meeting the eligibility criteria specified in Section 6.8 of the Indenture. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 7.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.10 Resignation and Removal of Agent; Appointment of Successor Agent(a) . (a) No resignation or removal of the Loan Agent and no appointment of a successor agent with respect to the Loan Agent (the “Successor Agent”) pursuant to this Article shall become effective until the acceptance of appointment by the Successor Agent under Section 7.11. The indemnification in favor of the Loan Agent in Section 7.8 hereof shall survive any resignation or removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

(b) Subject to and in accordance with Section 6.9 of the Indenture, the Loan Agent may resign at any time by giving not less than 30 days written notice thereof to the Borrower, the Collateral Manager, each Lender and the Rating Agency (so long as it is rating any Loans). If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower shall promptly appoint a Successor Agent by Borrower Order, one copy of which shall be delivered to the Loan Agent, the

Successor Agent, each Lender and the Collateral Manager; provided that such Successor Agent shall be appointed only upon the Act of a Majority of the Lenders. The Successor Agent so appointed shall, forthwith upon its acceptance of such appointment, become the Successor Agent and supersede any Successor Agent proposed by the Borrower. If no Successor Agent shall have been appointed and an instrument of acceptance by a Successor Agent shall not have been delivered to the Loan Agent within 30 days after the giving of such notice of resignation, the resigning Loan Agent, or any Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Agent satisfying the requirements of Section 7.9 hereof. The resignation or removal of the Collateral Trustee and/or the appointment of a successor Collateral Trustee shall be governed by Section 6.9 of the Indenture.

(c) The Loan Agent may be removed at any time upon 30 days’ written notice by Act of a Majority of the Lenders, delivered to the Loan Agent and the Borrower.

(d) If at any time:

(i) the Loan Agent shall cease to be eligible under Section 7.9 hereof and shall fail to resign after written request therefor by the Borrower or by a Majority of the Lenders; or

(ii) the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 7.10(a) hereof), (A) the Borrower, by a Borrower Order, may remove the Loan Agent, or (B) any Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Agent.

(e) If the Loan Agent shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason (other than resignation), the Borrower, by Borrower Order, shall promptly appoint a successor Loan Agent. If the Borrower shall fail to appoint a successor Loan Agent within 30 days after such removal or incapability or the occurrence of such vacancy, a Successor Agent may be appointed by a Majority of the Lenders by written instrument delivered to the Borrower and the retiring Loan Agent. The successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent and supersede any successor Loan Agent proposed by the Borrower. If no successor Loan Agent shall have been so appointed by the Borrower or a Majority of the Lenders and shall have accepted appointment in the manner hereinafter provided, subject to Section 6.9 of the Indenture, any Lender or the Loan Agent may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(f) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Agent to the Collateral Trustee, the Rating Agency (so long as it is rating any Loans) and to each Lender. Such notice shall include the name of the Successor Agent and the address of its Corporate Trust Office. If the Borrower fails to provide such notice within 10 days after acceptance of appointment by the Successor Agent, the Successor Agent shall cause such notice to be given at the expense of the Borrower.

(g) If the Bank shall resign or be removed as Collateral Trustee, the Bank shall also resign or be removed as Loan Agent and in any other capacity in which the Bank is then acting pursuant to this Agreement, the Indenture or any other Transaction Document.

Section 7.11 Acceptance of Appointment by Successor Agent. Every Successor Agent appointed hereunder and qualified under Section 7.9 hereof shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment and agreeing to be bound by this Agreement and, to the extent such Successor Agent shall be a party thereto, the Indenture and the Securities Account Control Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Agent shall become effective and such Successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Loan Agent; but, on request of the Borrower or a Majority of the Lenders or the Successor Agent, such retiring Loan Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Agent all the rights, powers and trusts of the retiring Loan Agent, and shall duly assign, transfer and deliver to such Successor Agent all property held by such retiring Loan Agent hereunder. Upon request of any such Successor Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Agent all such rights, powers and trusts.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business of Loan Agent. Any organization or entity into which the Loan Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Loan Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the successor of the Loan Agent hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.13 Representations and Warranties of Bank. The Bank hereby represents and warrants as follows:

(a) Organization. It has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as Loan Agent and as Collateral Trustee.

(b) Authorization; Binding Obligations. It has the corporate power and authority to perform the duties and obligations of the Loan Agent and the Collateral Trustee, as applicable, under this Agreement. It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Indenture and all of the documents required to be executed by it pursuant hereto. This Agreement and the Indenture have been duly authorized, executed and delivered by the Bank and constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency, fraudulent conveyance, liquidation or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. It is eligible under Section 7.9 hereof to serve as Loan Agent and as Collateral Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of the Indenture or this Agreement, nor the consummation of the transactions contemplated by the Indenture or this Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which it is a party or by which it or any of its property is bound.

Section 7.14 Establishment of Class A Loan Account; Distributions.

(a) The Loan Agent shall, prior to the Closing Date, establish one segregated non-interest bearing account subject to the Lien of the Indenture, one in the name of the Borrower, which shall be designated as the “Class A Loan Account”. The Class A Loan Account shall be subject to the lien of U.S. Bank Trust Company, National Association, as Collateral Trustee, for the benefit of the Secured Parties, and shall be governed solely by the terms of this Agreement, the Indenture and the Securities Account Control Agreement. The Collateral Trustee shall have exclusive control over such accounts, subject to the Loan Agent’s right to give instructions specified herein. Any and all funds at any time on deposit in, or otherwise to the credit of, the Class A Loan Account shall be held in trust by the Collateral Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A Loan Account, shall be to pay the interest on and the principal of the Class A Loans in accordance with the provisions of this Agreement and the Indenture. The Loan Agent agrees to give the Borrower, the Collateral Trustee and the Lenders prompt notice if a Trust Officer of the Loan Agent receives notice that any Class A Loan Account or any funds on deposit therein, or otherwise to the credit of any Class A Loan Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Amounts in the Class A Loan Account shall remain uninvested.

(b) On each Payment Date on which amounts are deposited into the Class A Loan Account for distribution to the Lenders pursuant to Section 11.1 of the Indenture, the Loan Agent shall distribute amounts on deposit in the Class A Loan Account (if any) to the Lenders pursuant to Section 11.1 of the Indenture, pro rata, allocated based on amounts due thereto.

(c) The Loan Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Tax Person or the applicable IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a Person that is not a United States Tax Person) or other certification acceptable to it to enable the Borrower, the Collateral Trustee and the Loan Agent, as applicable, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Class A Loans or the Lender under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and, if instructed by the Borrower, the delivery of any information required under FATCA to determine if the Lender or the Borrower is subject to withholding or payments by the Borrower are subject to withholding. The Borrower shall not be obligated to pay any additional amounts to the Lenders as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Class A Loans. Nothing herein shall be construed to obligate the Loan Agent and the Collateral Trustee to determine the duties or liabilities of the Borrower or any other Person with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Payment of Expenses, Etc. The Borrower agrees to pay all reasonable out of pocket costs and expenses (A) of the Loan Agent in connection with any amendment, waiver or consent of the Transaction Documents and the documents and instruments referred to therein and (B) of the Loan Agent in connection with any Default or Event of Default or with the enforcement of the Transaction Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of counsel and agents for the Loan Agent and one (1) counsel in total for all Lenders, collectively). To the extent that the undertaking to pay the Loan Agent or the Collateral Trustee set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the covered expenses which is permissible under applicable law, subject to the limitations and qualifications set forth in the preceding sentence and the Priority of Payments. Any payments made pursuant to this Section 8.1 shall be made on the first Payment Date that funds are available for such payments as an Administrative Expense in accordance with the Priority of Payments. This Section 8.1 shall survive the termination of this Agreement or the removal or resignation of the Loan Agent.

Section 8.2 Right of Setoff. Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any amounts owed by the Borrower arising hereunder or under the Lender Notes.

Section 8.3 Notices. (a) all notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail (if an e-mail address for the relevant party is set forth in the Indenture)) and mailed or given in the manner provided in Section 14.3 of the Indenture, if to the Borrower, the Collateral Manager, the Rating Agency (so long as it is rating any Loans), the Loan Agent, the Collateral Trustee and/or any Lender, at its address specified in the Indenture (or, in the case of any Lender and the Loan Agent, in Schedule 2 hereof), and in the case of any Lender becoming party hereto after the Closing Date, the related Assignment Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given on the date such notice is given.

(b) [Reserved].

(c) In the event that any provision in this Agreement calls for any notice or document to be delivered simultaneously to the Collateral Trustee and the Loan Agent and any other Person, the Collateral Trustee’s or the Loan Agent’s receipt of such notice or document shall entitle the Collateral Trustee and the Loan Agent to assume that such notice was delivered to such other Person or entity.

(d) Notwithstanding any provision to the contrary in this Agreement or in any agreement or document related hereto, any documents (including reports, notices or supplemental indentures) required to be provided by the Loan Agent or the Collateral Trustee to the Lenders may be provided by providing notice of, and access to, the Collateral Trustee’s website containing such document.

(e) The Bank (in each of its capacities hereunder) agrees to accept and act upon instructions or directions pursuant to this Agreement, the Indenture or any other Transaction Document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such Person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions accompanied by an incumbency certificate, and the risk of interception and misuse by third parties. Any Person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by such Person and agrees that the security procedures (if any) to be followed in connection with such Person’s transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 8.4 Benefit of Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 8.4; provided that, except as provided in Section 5.10 of this Agreement, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender. Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Transaction Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; and provided, further, that, no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Lender Note in which such participant is participating or waive any Mandatory Prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Lender Note over the amount thereof then in effect (it being understood that a waiver of any Default or a Mandatory Prepayment, shall not constitute a change in the terms of any Lender Note), (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Transaction Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 5.10 of this Agreement); and provided, further, that, each participation shall be subject to the related participant providing a representation and warranty to the Lender from which it is acquiring its participation that it is a Qualified Purchaser and a Qualified Institutional Buyer and making representations substantially in the form set forth under Section 8.18(a)(i), Section 8.18(a)(ii), Section 8.18(a)(iv) and Section 8.18(a)(v).

(b) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender’s Loans, Lender Note, other Loans and, in the case of a Class A-D Lender, all or a portion of its Class A-D Commitment and Class A-D Loans at the time owing to it) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders) that is a Qualified Institutional Buyer and a Qualified Purchaser and can make all of the other representations set forth in Section 8.18; provided that the Collateral Manager shall provide prior consent to any assignment; provided, further, that during the Class A-D Commitment Period and subject to other limitations set forth herein and in the Indenture, the Class A-D Lenders may sell, assign or otherwise transfer all or any portion of their Class A-D Loans only to a third party that is an Eligible Class A-D Transferee, and the Borrower and the Collateral Trustee shall not recognize any such transfer during the Class A-D Commitment Period to any Person that is not an Eligible Class A-D Transferee, and any such assignment or transfer of the Class A-D Loans during the Class A-D Commitment Period to a Person that is not an Eligible Class A-D Transferee shall be null and void ab initio. No assignment pursuant to the immediately preceding sentence to an institution other than an Affiliate of such Lender or another Lender shall be in an aggregate amount less than (unless the entire outstanding Loan of the assigning Lender is so assigned) $5,000,000. No consent of the Borrower or the Loan Agent shall be required for any assignment by a Lender to another Lender. If any Lender so sells or assigns all or a part of its rights hereunder or under the Lender Notes, any reference in this Agreement or the Lender Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender.

(c) Each assignment pursuant to Section 8.4(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment and Assumption Agreement (an “Assignment Agreement”), which Assignment Agreement shall be substantially in the form of Exhibit B (appropriately completed); provided that, in each case, unless otherwise consented to by the Borrower, the Assignment Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of $3,500, and at the time of any assignment pursuant to clause (b) of this Section 8.4, (i) this Agreement shall be deemed to be amended to reflect the Lender Note (or the Confirmation of Registration in lieu thereof) of the respective assignee (which shall result in a direct reduction to the Lender Note of the assigning Lender) and of the other Lenders, and (ii) the Borrower shall issue new Lender Notes (or Confirmation of Registration) to the respective assignee and/or to the assigning Lender, as applicable, in conformity with the requirements of Sections 3.2 and 8.16. No transfer or assignment under clause (b) of this Section 8.4 shall be effective until recorded by the Loan Agent on the Register pursuant to Section 8.16. To the extent of any assignment pursuant to clause (b) of this Section 8.4, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Lender Note (or Confirmation of Registration). Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Transaction Documents) as shall be necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Lender Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

Section 8.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between the Borrower and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand.

Section 8.6 Payments Pro Rata. (a) The Collateral Trustee agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Loans hereunder and pursuant to the Indenture, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective Percentages, if any, of the Loans with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Commitment then owed and due to such Lender bears to the total of such Commitment then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for Cash without recourse or warranty from the other Lenders an interest in the Loans to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 8.7 Calculations; Computations. All computations of interest hereunder shall be made on the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

Section 8.8 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE LOANS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT OR ANY THE LOANS (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO AND ANY LENDER BECOMING A PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(d) Each party (other than the Borrower and the Loan Agent) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3.

Section 8.9 Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) and the Debt may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Loan Agent or Collateral Trustee), each of which will be deemed an original, and all of which together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Delivery of an executed counterpart signature page of this Agreement by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Neither the Loan Agent nor the Collateral Trustee shall have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 8.10 Effectiveness. This Agreement shall become effective on the Closing Date upon satisfaction of the conditions set forth in Section 4.1.

Section 8.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.12 Amendment or Waiver. (a) Except as set forth in clause (c) of this Section 8.12, this Agreement may not be amended or waived other than in accordance with Article VIII of the Indenture, which is hereby incorporated by reference mutatis mutandis.

(b) Upon the execution of any supplemental indenture under Article VIII of the Indenture, any provisions of the Indenture that are incorporated by reference in this Agreement, mutatis mutandis, as if fully set forth herein, shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Agreement for all purposes; and every Lender theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

(c) (i) Other than any amendment or modification that could be effected under Article VIII of the Indenture without the consent of the Lenders, terms of this Agreement that are not related to provisions of the Indenture and that are terms uniquely affecting the Lenders may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Loan Agent and a Majority of the Lenders and is consented to by the Collateral Manager; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Loans being directly affected thereby in the case of the following subclause (A)), (A) extend any time fixed for the payment of any principal of the Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof or change any Lender’s Commitment, (B) release all or substantially all of the Assets (in each case, except as expressly provided in the Transaction Documents), (C) amend, modify or waive any provision of Section 8.6 or clause (a) of this Section 8.12, (D) reduce the percentage specified in the definition of Majority (it being understood that, with the consent of a Majority of the Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of a Majority of the Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date), (E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 5.10), (F) waive any Mandatory Prepayment of Loans required pursuant to Section 3.3(c) or (G) amend, modify or waive any provision of Section 8.20; provided, further, that, no such change, waiver, discharge or termination shall increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications (otherwise permitted hereunder) of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender) or without the consent of the Loan Agent amend, modify or waive any provision of Article VII or Section 3.6 as the same applies to the Loan Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Loan Agent, the Collateral Trustee and all future holders of the Loans and the Lender Notes (or a Holder taking such interest in the form of a Confirmation of Registration).

(ii) No change, waiver, discharge or termination of this Agreement shall affect in any manner, amend, waive or modify the terms of the Indenture; and

(iii) In the case of any waiver, the Borrower, the Lenders, the Collateral Trustee and the Loan Agent shall be restored to their former position and rights hereunder and under the other Transaction Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. In executing or accepting any change, waiver, discharge or termination of this Agreement permitted by this Section 8.12, the Loan Agent and Collateral Trustee shall be entitled to receive, and (subject to Section 7.2 and 7.4 herein and the Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such change, waiver, discharge or termination is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. The Collateral Trustee and Loan Agent shall not be liable for any reliance made in good faith upon such Opinion of Counsel.

(d) Prior to the effectiveness of any amendment to this Agreement pursuant to clause (c) of this Section 8.12, the Rating Agency (so long as it is rating any Loans) shall be given written notice thereof.

Section 8.13 Survival. All indemnities set forth herein, including in Section 7.8 and Section 8.1 and the provisions in Section 3.7(c) shall survive the termination of this Agreement and the making and repayment of the Loans.

Section 8.14 Domicile of Loans. Subject to the limitations of Section 8.4, each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender.

Section 8.15 Confidentiality. Each Lender shall be required to comply with the provisions of the Indenture, including Section 14.18 of the Indenture, with respect to Confidential Information and the provisions of Section 14.18 of the Indenture are incorporated by reference mutatis mutandis; provided that in no event shall any Lender or any Affiliate thereof be obligated or required to return any materials furnished by the Borrower.

Section 8.16 Register. (a) The Borrower hereby acknowledges that the Loan Agent will serve as the Borrower’s agent, solely for purposes of this Section 8.16, to serve as registrar (the “Registrar”) by maintaining a register (the “Register”) on which it shall record the names and addresses of each Lender, the Loans (and transfers thereof) made by each such Persons and each repayment in respect of the principal amount of the Loans. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan made by such Lender shall not be effective until such transfer is recorded on the Register maintained by the Loan Agent with respect to ownership of such Loan as provided in this Section 8.16 and prior to such recordation all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan shall be recorded by the Loan Agent on the Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b). Each Lender shall promptly provide the Loan Agent any information reasonably requested by it for purposes of maintaining the Register. Coincident with the delivery of such an Assignment Agreement to the Loan Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender its Lender Notes and thereupon one or more new Lender Notes (or Confirmation of Registration) in the same aggregate principal amount shall, if requested by the assigning or transferor Lender and/or new Lender, be issued to the assigning or transferor Lender and/or the new Lender, as applicable. The entries in the Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as Agent) shall have responsibility for maintaining a Participant Register.

Section 8.17 Marshalling; Recapture. None of the Collateral Trustee, the Loan Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Loans. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 8.18 Lender Representations, etc.; Non-Recourse Obligations. (a) By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(i) In connection with the Loans: (A) none of the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such Lender; (B) such Lender is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent or any of their respective Affiliates other than any statements herein, and such Lender has read and understands this Agreement; (C) such Lender has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent or any of their respective Affiliates; (D) such Lender is both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser; (E) such Lender was not formed for the purpose of acquiring such Loans and is acquiring its interest in such Loans for its own account; (F) such Lender will hold and transfer the minimum required amount of the Loans; (G) such Lender is a sophisticated investor and is making the Loans with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; (H) such Lender has had access to such financial and other information concerning the Borrower and the Loans as it has deemed necessary or appropriate in order to make an informed decision with respect to making the Loans, including an opportunity to ask questions of and request information from the Borrower and the Collateral Manager and (I) such Lender will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

(ii) on each day from the date on which such Lender acquires its interest in the Loans through and including the date on which such Lender disposes of its interest in such Loans, either (A) (1) such beneficial owner is not, and is not acting on behalf of or using the assets of, an entity or other person that is or will be a Plan or other plan subject to any Other Plan Law or (2) (x) if such beneficial owner is, or is acting on behalf of, a Plan, its acquisition, holding and disposition of the Loans do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (2) if such beneficial owner is, or is acting on behalf of, a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of the Loans do not and will not constitute or result in a non-exempt violation of any such Other Plan Law. If the purchaser or transferee of any Loans or beneficial interest therein is a Plan, it will be deemed to represent, warrant and agree that (x) none of the Borrower, the Collateral Trustee, the Loan Agent, the Calculation Agent, the Paying Agent, the Collateral Manager or the Collateral Administrator, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice to the Plan, or any plan fiduciary or other person investing its assets (“Plan Fiduciary”), in connection with the decision to invest in, hold or dispose of the Loans, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with its acquisition of the Loans; and (y) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Loans. Any purported transfer of a Loan or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents will be of no force and effect and shall be null and void ab initio;

(iii) the Lender has not assigned and will not assign any of its rights under this Agreement to anyone other than a Person that is a Qualified Institutional Buyer and a Qualified Purchaser and each party to whom it assigns any or all of its rights under this Agreement represents and warrants to the Borrower on the date it becomes a party to this Agreement and each date upon which a Loan is made hereunder after such date that it is a Qualified Institutional Buyer and a Qualified Purchaser and that it has not assigned or will not assign any or all of its rights under this Agreement to anyone other than a Person that is a Qualified Institutional Buyer and a Qualified Purchaser;

(iv) the Lender agrees that if it no longer qualifies as a Qualified Institutional Buyer or a Qualified Purchaser, it shall notify the Borrower thereof immediately in writing and, from such time, no further Loans shall be made to the Borrower by such Lender pursuant to this Agreement;

(v) each Lender represents, acknowledges and agrees to the tax-related provisions that are applicable to the Class A Notes in Section 2.12 of the Indenture and the provisions of Section 2.12 of the Indenture that are applicable to the Class A Notes are hereby incorporated by reference mutatis mutandis;

(vi) [reserved]; and

(vii) with respect to each Class A-D Lender that becomes a party to this Agreement pursuant to Section 8.4 after the Closing Date and during the Class A-D Commitment Period, such Class A-D Lender represents and warrants to the Borrower, the Loan Agent, the Collateral Manager and the Collateral Trustee in an Assignment Agreement that, on the date on which such Class A-D Lender becomes a party to this Agreement, such Class A-D Lender is an Eligible Class A-D Transferee.

Each Lender understands that the Borrower, the Collateral Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance. Each Lender understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation, no Lender is characterizing the transactions contemplated herein as the making of an investment in “securities” as defined in the Securities Act.

(b) The Loan Agent, the Collateral Trustee and each Lender covenants and agrees that the obligations of the Borrower under the Loans and this Agreement are limited recourse obligations of the Borrower, payable solely from the Assets in accordance with the terms of the Transaction Documents, and, following repayment and realization of the Assets, any claims of the Loan Agent or the Lenders and obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive, in accordance with Section 2.7 of the Indenture. No recourse shall be had for the payment of any amount owing in respect of the Loans against any member, shareholder, owner, employee, officer, director, manager, authorized Person, advisor, agent or incorporator or organizer of the Borrower or Collateral Manager or their respective successors or assigns for any amounts payable under the Loans, this Agreement or the Indenture. It is understood that the foregoing provisions of this Section 8.18(b) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Loans until the Assets has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. The provisions of this Section 8.18(b) shall survive the termination of this Agreement.

Section 8.19 [Reserved].

Section 8.20 No Petition. (a) The Collateral Trustee, Loan Agent and each Lender or holder of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower until one year (or if longer, the then applicable preference period) and one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b) This Section 8.20 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 8.21 Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Collateral Trustee, the Lenders and the Loan Agent on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 8.22 Limitation on Suits. No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture except as provided in Section 5.3 of the Indenture.

Section 8.23 Unconditional Rights of Lenders to Receive Principal and Interest. Notwithstanding any other provision in this Agreement, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Loans as such principal and interest become due and payable in accordance with the Priority of Payments and Section 3.6 and Section 8.20, and, subject to the provisions of Section 8.22, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 8.24 Termination of Agreement. Without prejudice to any provision of the Indenture, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of the Agreement and the repayment of the Loans and those set forth in Sections 4.1 of the Indenture with respect to the Lenders, the Loans or the Loan Agent, shall terminate (a) at such time that all of the Loans are repaid in full in accordance with the terms herein or (b) upon the final distribution of all proceeds of any liquidation of the Collateral Obligations, Equity Securities and Eligible Investments effected pursuant to Article V of the Indenture.

Section 8.25 Lender Information. Notice to Lenders shall be provided as set forth in Section 14.4 of the Indenture.

Section 8.26 Lender Consent. By its execution and making of Loans hereunder, each Lender shall be deemed to have consented to the terms applicable to it in its capacity as a holder of the Loans and the execution of the Indenture.

Section 8.27 USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act, the Loan Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Loan Agent. Accordingly, each of the parties agrees to provide to the Loan Agent upon request from time to time such identifying information and documentation as may be available for such party in order to enable the Loan Agent to comply with the USA PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ABPCI PRIVATE FUNDING V LLC, as Borrower

By:	AB Private Credit Investors Corporation, its designated manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:	/s/ Scott D DeRoss
Name: Scott D DeRoss
Title: Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Loan Agent

By:	/s/ Scott D DeRoss
Name: Scott D DeRoss
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Class A-T Lender and Class A-D Lender

By:	/s/ Richard Andersen
Name: Richard Andersen
Title: Senior Vice President